Exhibit 24.2

Capital One Auto Receivables, LLC

October 15, 2018

I, Daniel H. Rosen, am Treasurer of Capital One Auto Receivables, LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on October 15, 2018, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Daniel H. Rosen
Name: Daniel H. Rosen
Title: Treasurer

I, Eric Bauder, as Assistant Vice President of the Company, certify that Daniel H. Rosen is the duly elected and qualified Treasurer of the Company and that the signature above is his signature.

EXECUTED as of October 15, 2018.

/s/ Eric Bauder
Name: Eric Bauder
Title: Assistant Vice President

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RESOLVED, that the President, Treasurer, Deputy Controller, Managing Vice President, Accounting, Secretary, Tax Officer and any Assistant Secretary, any Assistant Vice President and any other duly appointed officer of the Company (each, a “Designated Officer” and collectively, the “Designated Officers”) are each hereby authorized, in the name and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) the Registration Statement and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds, Form ABS15-Gs or letters or agreements relating to the asset-backed securities issued in connection with the registration statement on Form SF-3, and to take any and all other action that any such Designated Officer shall deem necessary or advisable in connection with the foregoing;

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RESOLVED FURTHER, that the foregoing resolutions shall not limit the persons who are authorized to execute the Registration Statement and it is hereby provided that each of the members of the Board and each of the officers of the Company are authorized, but not required, to sign the Registration Statement and each member of the Board and each officer of the Company signing the Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the Registration Statement.